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THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT.

                                 CANDIE'S, INC.

February 1, 1995                                          Up to 700,000 shares

               Warrant for the Purchase of Shares of Common Stock

         FOR VALUE RECEIVED, CANDIE'S, INC. (the "Company"), a Delaware corporation, hereby certifies that New Retail Concepts, Inc., a Delaware corporation (the "Holder"), is entitled, subject to the provisions of this warrant (the "Warrant"), to purchase from, the Company at any time, or from time to time, subject to the vesting schedule set forth below, during the period commencing at 9:00 a.m., New York local time on February 1, 1995 and expiring at 5:00 p.m., New York local time, on February 1, 2000, up to 700,000 fully paid and non-assessable shares (the "Warrant Shares") of Common Stock, $.001 par value ("Common Stock"), of the Company vesting (A) 300,000 Warrant Shares vesting upon the date hereof; (B) 200,000 Warrant Shares vesting upon the occurrence of a Loan Extension (as such term is defined in that certain securities purchase agreement between the Company and the Holder of even date herewith (the "Purchase Agreement"); and (C) 200,000 Warrant Shares vesting upon the making of the first Bongo Advance (as defined in the Purchase Agreement) at an initial price of $ 1.2375 per share of Common Stock, which price equals 110% of the closing bid price of the Common Stock on the NASDAQ National Market System on January 31, 1995 (the "Exercise Price").

         The term "Common Stock" means the shares of Common Stock, $.001 par value, of the Company as constituted on the date of issuance of the Warrant (the "Base Date"). The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock." The term the "Company" means and includes the corporation named above as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation) with another corporation, and/or (ii) any corporation to which such corporation (or any immediate or remote



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successor corporation of such corporation) has transferred all or substantially all of its property or assets as an entirety or substantially as an entirety.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

         This Warrant is issued in connection with the purchase and sale of the Warrant and issuance of a senior subordinated promissory note of the Company (the "Note") to the Holder, and is the Warrant referred to and is entitled to the benefits contained in the Purchase Agreement, including, without limitation, the registration rights contained therein.

         1. Exercise of Warrant. The vested portion of this Warrant may be exercised in whole or in part at any time, or from time to time, during the period commencing at 9:00 a.m., New York local time on February 1, 1995 and expiring at 5:00 p.m., New York local time, on February 1, 2000 (the "Warrant Exercise Term"), or, if such day is a day on which banking institutions in the City of New York are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares of Common Stock specified in such Form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the stock transfer agency of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

          2. Reservation of Shares. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities and property) from time to time receivable upon exercise of this Warrant. All such shares (and other securities and property) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

         3. Restrictions upon Transferability of Warrant. By acceptance of this Warrant, the Holder (i) represents and warrants to the Company that the Holder is acquiring the Warrant, and unless such Warrant Shares have been registered under the Act, shall acquire the Warrant Shares for investment, for Holder's own account and not with a view towards the resale or distribution thereof and (ii) agrees (a) that the Holder shall not transfer by any means or otherwise dispose of the Warrant or the Warrant Shares without registration under the Act, unless an exemption from registration under the Act is available thereunder, and the Holder has furnished the Company with an opinion of the Holder's legal counsel, which opinion is satisfactory to the Company, that such proposed sale or transfer is so exempt. The certificate(s) evidencing the Warrant Shares shall bear a legend to this effect substantially in the form provided in Section 7 hereof. The Company shall place stop transfer orders with its transfer agent against the transfer of the Warrant and the Warrant Shares in the absence of registration under the Act or an exemption therefrom thereunder as provided herein.

         4. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall issue one additional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant.

         5.  No Redemption.  This Warrant is not redeemable by the Company.

         6.  Anti-Dilution Provisions.

                  6.1 Adjustment for Dividends in Other Securities, Property, Etc.; Reclassification, Etc. In case at any time or from time to time after the Base Date, the holders of Common Stock (or any other securities at the time receivable upon the exercise of this Warrant) shall have received, or on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive without payment thereof: (a) other or additional securities (other than shares of Common Stock), or property (other than cash) by way of dividend, (b) any cash paid or payable except out of earned surplus of the Company at the Base Date as increased (decreased) by subsequent credits (charges) thereto (other than credits in respect of any capital or paid-in surplus or surplus created as a result of a revaluation of property) or
(c) other or additional (or fewer) securities or property (including cash) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then, and in each such case, the Holder of this Warrant, upon the exercise thereof as provided in Section 1, shall be entitled to receive the amount of securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise if on the Base Date it had been the holder of record of the number of shares of Common Stock (as constituted on the Base Date) subscribed for upon such exercise as provided in Section 1 and had thereafter, during the period from the Base Date to and including the date of such exercise, retained such shares and/or all other additional (or fewer) securities and property (including cash in the cases referred to in clauses (b) and (c) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Section 6.2.

                  6.2 Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value) or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in
Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities and property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 6.1; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

                  6.3 Notices of Record Date, Etc. In case:

                            (a) the Company shall take a record of the holders
of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

                            (b) of any capital reorganization of the Company
(other than a stock split or reverse stock split), any reclassification of the capital stock of the Company (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), any consolidation or merger of the Company with or into another corporation (other than a merger for purposes of change of domicile or a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value) or any conveyance of all or substantially all of the assets of the Company to another corporation; or

                            (c) of any voluntary or involuntary dissolution,
liquidation or winding-up of the Company; then, and in each such case, the

Company shall mail or cause to be mailed to each Holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the date therein specified and this Warrant may be exercised prior to said date during the term of the Warrant no later than five days prior to said date.

          7. Legend. Upon exercise of any of the Warrants and the issuance of any of the shares thereunder, all certificates representing shares shall bear on the face thereof substantially the following legends, insofar as is consistent with applicable law:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE ISSUER STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR THAT THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT."

          8. Applicable Law. The Warrant shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein and without regard to principles of conflicts of laws, and shall be enforceable solely in the Federal or state courts located in the City, County and State of New York.

          9. Notices. Notices and other communications to be given to the Holder of the Warrant evidenced by this certificate shall be deemed to have been sufficiently given, if delivered or mailed, addressed to the Holder at 2975 Westchester Avenue, Purchase, New York 10577 or at such other address as the Holder or any successor holder shall have designated by written notice to the Corporation as herein provided and if mailed, sent registered or certified mail, postage prepaid. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or mailed, by registered or certified mail, postage prepaid, to Candie's, Inc., 2975 Westchester Avenue, Purchase, New York 10577, or at such other address as the Company shall have designated by written notice to such registered owner as herein provided. Notice by mail shall be deemed to have been given upon delivery, if delivered personally, three business days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service.

          10. Amendments. This Warrant may not be modified or amended without the written consent of the party to be charged by such modification.

          IN WITNESS WHEREOF, Candie's, Inc. has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.








                                    CANDIE'S, INC.









                                    By: /s/ Gary Klein
                                        ------------------------------------
                                        Authorized Officer

                             WARRANT EXERCISE FORM

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ____________ shares of Common Stock of Candie's, Inc. and hereby makes payment at the rate of $ ___ per share, or an aggregate of $ ________________ in payment therefor.



_________________________          ____________________________
Name of Registered Holder          Signature, if held jointly

_________________________          ____________________________
Signature                                     Date








                      INSTRUCTIONS FOR ISSUANCE OF STOCK
         (if other than to the registered Holder of the within Warrant)



Name___________________________________________________________
     (Please typewrite or print in block letters)

Address _______________________________________________________

        _______________________________________________________

Social Security or Taxpayer

Identification Number  ________________________________________

                                ASSIGNMENT FORM


The Holder hereby assigns and transfers unto

Name __________________________________________________________
     (Please typewrite or print in block letters)

Address _______________________________________________________

        _______________________________________________________


the right to purchase Common Stock of Candie's, Inc. represented by this Warrant to the extent of ______________ shares of Common Stock as to which such right is exercisable and does hereby irrevocably constitute and appoint ________________ ____________________ Attorney, to transfer the same on the books of Candie's, Inc. with full power of substitution in the premises.

Date: ___________________, 199_




                                                   __________________________
                                                   Name of Registered Holder

                                                   __________________________
                                                   Signature

                                                   __________________________
                                                   Signature, if held jointly